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                                                                    EXHBIT 10.6

                       NET2000 COMMUNICATIONS GROUP, INC.
                               2180 Fox Mill Road
                             Herndon, Virginia 20171


                                              December 5, 2000

Mr. Clayton A. Thomas, Jr.
811 Water Place
Alexandria, Virginia  22314

         We are pleased to inform you that Net2000 Communications Group, Inc. (the "Company") has agreed to your request to commit (the "Commitment") to lend you (the "Borrower") loans in an aggregate amount of up to $1,500,000 (collectively, the "Loan") upon the terms and conditions set forth herein.

         All the details regarding the Loan are outlined in the following paragraph of this letter.

         1. Type of Loan: Subject to the terms and conditions hereof, the Company agrees to make loans to you from time to time from the date hereof to and including June 6, 2001; provided that in no event shall the aggregate outstanding principal amount of the loans exceed $1,500,000. The Loan matures, and shall be due and payable (together with all accrued interest thereon) on the date (the "Maturity Date") which is six (6) months from the date the initial advance of the Loan is made. The Borrower may borrow on any Business Day, provided that the Borrower shall give the Company written notice (which notice must be received by the Company prior to 1:00 p.m., Eastern Standard Time, on the requested borrowing date). The proceeds of each advance of the Loan shall be made available to the Borrower by check or wire transfer at an account specified by the Borrower in writing to the Company. The Company has established a bank account at a commercial bank of prominent reputation at which the funds have been deposited for purposes of making the Loan.

         2. Note. The obligation of the Borrower to repay the Loan shall be evidenced by a promissory note (the "Note") in the form set forth as Exhibit A hereto.

         3. Interest Rate. Interest on the unpaid balance of the Loan will be charged at a rate per annum as set forth in the Note and will be computed on the basis set forth in the Note.

         4. Prepayment. Subject to the terms and conditions of this letter (herein referred to as this "Agreement"), the Borrower may prepay this Loan in whole or in part at any time without penalty or premium, together with any accrued but unpaid interest thereon. Amounts so prepaid may not be reborrowed.

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Mr. Clayton A. Thomas, Jr.
December 5, 2000
Page 2

         5. Payment Terms. (a) Accrued interest shall be due and payable on the last day of each calendar month, commencing with the first such day following the date the initial advance of the Loan is made.

                  (b) The outstanding principal amount, together with all accrued interest on the Loan, shall be due and payable on the Maturity Date.

         6. Mandatory Repayment. In the event that the Borrower is no longer employed by the Company for any reason whatsoever (whether because of termination, death or otherwise) (the first date on which Borrower is no longer employed, the "Termination Date"), the Loan, together with all accrued interest thereon and all other obligations payable pursuant to this Agreement, the Note and the Pledge Agreement, shall become due and payable no later than thirty (30) days from the Termination Date.

         7. Collateral. The Loan shall be secured by a first priority lien on, security interest in and pledge of all of the shares of stock of Net2000 Communications, Inc., a Delaware corporation, owned by the Borrower, pursuant to a pledge agreement (the "Pledge Agreement") in the form set forth as Exhibit B hereto.

         8. Event of Default. (a) Each of the following events or occurrences shall be an event of default (an "Event of Default") under this Agreement and the Note:

                           (i) The failure by the Borrower to pay the principal of the Loan or any interest on the Loan when the same shall have become due.

                           (ii) The Borrower shall die or become legally incompetent.

                           (iii) The Pledge Agreement shall cease, for any reason, to be in full force and effect or the Borrower shall so assert in writing; or the Pledge Agreement shall cease to be effective to grant a Lien on the collateral described therein with the priority purported to be created thereby; or

                           (iv) (A) The Borrower shall commence any case, proceeding or other action (1) under any existing or future law of any jurisdiction, domestice or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, winding up, liquidation, dissolution, or other relief with respect to it or its debts, or (2) seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its assets, or the Borrower shall make a general assignment for the benefit of its creditors; or (B) there


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Mr. Clayton A. Thomas, Jr.
December 5, 2000
Page 3

         shall be commenced against the Borrower any case, proceeding or other action of a nature referred to in clause (A) above which (1) results in the entry of an order for relief or any such adjudication or appointment or (2) remains undismissed, undischarged or unbonded for a period of 60 days; or (C) there shall be commenced against the Borrower any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or (D) the Borrower shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (A), (B), or
         (C) above; or (E) the Borrower shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due.

                  (b) If an Event of Default shall occur and be continuing, the Company may, by notice to the Borrower terminate the Commitment to make the Loan and declare the entire unpaid principal amount of the Loan, all interest accrued and unpaid thereon and all other amounts payable hereunder and under the other Documents (as hereinafter defined) to be forthwith due and payable, whereupon the entire unpaid principal amount of the Loan, all interest accrued and unpaid thereon and all other amounts payable hereunder under the Note and under the other Documents shall be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower; provided, however, that the occurrence of the events described in Paragraph 8(a)(iv) of this Agreement shall result in an automatic termination of the Commitment and immediate acceleration of the Loan and all amounts due by the Borrower under the Note and this Agreement and the other Documents, whereupon all such amounts shall be due and payable.

                  (c) The remedies provided in this Paragraph 8 and in the Note and Pledge Agreement are cumulative and not exclusive of any remedies provided by law. The Company is entitled to exercise any remedies simultaneously or in whatever order the Company deems appropriate.

                  (d) Upon the occurrence and during the continuance of any Event of Default, the Company may take any lawful action against the Borrower to collect the payments then due and thereafter to become due under the Note, this Agreement and the Pledge Agreement.

         9. Notices. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by telecopy) and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered by hand, or, in the case of telecopy notices, when sent (with confirmation received), addressed as follows or to such other address as may be hereafter notified by the respective parties hereto:

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Mr. Clayton A. Thomas, Jr.
December 5, 2000
Page 4

                  The Borrowers:            Mr. Clayton A. Thomas, Jr.
                                            811 Water Place
                                            Alexandria, Virginia 22314

                  The Company:              Net2000 Communications, Group, Inc.
                                            2180 Fox Mill Road
                                            Herndon, Virginia 20171
                                            Attn: Donald Clarke
                                            Telecopier No.: (703) 654-2025

provided that any notice, request or demand to or upon the Company shall not be effective until received.

         10. Expenses Etc. The Borrower shall pay or reimburse (on demand) the Company for (a) all costs and expenses of the Company (including fees and disbursements of counsel to the Company) in connection with the negotiation, preparation, execution, delivery, administration and enforcement of this Agreement, the Note, the Pledge Agreement, the Loan or any other documents, agreements and instruments in connection therewith and all other instruments or documents provided for herein or delivered or to be delivered hereunder or in connection herewith (collectively, the "Documents") and of any actual or proposed waiver or amendment to any of the foregoing (whether or not such waiver or amendment shall become effective) and (b) all transfer, stamp, documentary or other similar taxes, assessments or charges levied by any governmental or revenue authority in respect of this Agreement, the Note, the Pledge Agreement, the Loan or any other Document or any other document referred to herein or therein. The Borrower hereby agrees to indemnify the Company and its directors, officers, employees and agents (each an "Indemnified Party") from, and hold each of them harmless against, any and all losses, liabilities, claims, damages or expenses incurred by any of them arising out of or by reason of any investigation or litigation or other proceedings (including any threatened investigation or litigation or other proceedings) relating to any actual or proposed use by the Borrower of the proceeds of the Loan hereunder and under the Note, including, without limitation, the reasonable fees and disbursements of counsel incurred in connection with any such investigation or litigation or other proceedings (but excluding any such losses, liabilities, claims, damages or expenses incurred by reason of the gross negligence or willful misconduct of the Person to be indemnified).

         11. Amendments, Etc. Except as otherwise expressly provided in this Agreement, any provision of this Agreement may be amended or modified only by an instrument in writing signed by the Borrower and the Company.

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Mr. Clayton A. Thomas, Jr.
December 5, 2000
Page 5

         12. Representation and Warranty. The Borrower represents and warrants to the Company that no part of the proceeds of the Loan will be used to buy or carry any margin stock (within the meaning of Regulation T, U or X of the Board of Governors of the Federal Reserve System).

         13. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Borrower and the Company, all future holders of the Note and their respective successors and assigns, except that the Borrower may not assign or transfer any of their rights or obligations under this Agreement or the Note without the prior written consent of the Company.

         14. Captions. Captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

         15. Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart.

         16. GOVERNING LAW. THIS AGREEMENT, THE NOTE AND THE OTHER DOCUMENTS SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK. THE BORROWER AND THE COMPANY HEREBY IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

         17. Severability. In case any provision in or obligation under this Agreement or the Note or the other Documents shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

         18. Survival. All indemnities set forth herein including, without limitation, in Paragraph 10, shall survive the execution and delivery of this Agreement, the Note and the other Documents and the making and repayment of the Advances hereunder.




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Mr. Clayton A. Thomas, Jr.
December 5, 2000
Page 6

         If you are in agreement with the foregoing, kindly sign this agreement in the space provided, whereupon this agreement shall become a binding agreement on the parties hereto.

                                       Very truly yours,

                                       NET2000 COMMUNICATIONS GROUP, INC.



                                       By:      /s/Donald Clarke
                                                --------------------------
                                                 Donald Clarke
                                                 Chief Financial Officer





                           AGREEMENT AND ACCEPTANCE


With the intent to be legally bound hereby, the above terms and conditions are hereby agreed to and accepted this 8th day of December, 2000.



                                                /s/Clayton A. Thomas, Jr.
                                                -------------------------------
                                                CLAYTON A. THOMAS, JR.



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COMMONWEALTH OF VIRGINIA   )
                           )        ss:
COUNTY OF FAIRFAX          )


                  On this 8th day of December, 2000, before me personally appeared CLAYTON A. THOMAS, JR., to me known to be the person who executed the foregoing instrument and who being by me duly sworn, did depose and say that he resides at 811 Water Place, Alexandria, Virginia and that he signed his name to the foregoing instrument.

                  SEAL
                                                /s/Jennifer S. Fabris
                                                -------------------------------
                                                NOTARY PUBLIC


My commission expires on:  5/31/2004